Exhibit 99.1

Misonix Contact:	Investor Relations Contact:
Richard Zaremba	Kevin McGrath / Cameron Associates, Inc.
631-694-9555	212-245-4577
invest@misonix.com	Kevin@cameronassoc.com
MISONIX REPORTS FIRST QUARTER FISCAL 2010 FINANCIAL RESULTS
FARMINGDALE, NY — November 16, 2009 — Misonix, Inc. (NASDAQ: MSON), a developer of minimally invasive ultrasonic medical device technology, which in Europe is used for the ablation of tumors and worldwide for other acute health conditions, today reported the financial results for the first fiscal quarter 2010 ending September 30, 2009. Michael A. McManus, Jr., President and Chief Executive Officer, and Richard Zaremba, Senior VP and Chief Financial Officer, will host a conference call Monday, November 16, 2009 at 4:30pm to discuss the Company’s first fiscal quarter financial results.
The Company also reported the following financial and operational achievements:
•	On August 5, 2009, we closed the transaction for the sale of our Labcaire Systems Ltd. subsidiary (“Labcaire”) to PuriCore International, Limited for up to $5.6 million.

•
On October 2, 2009, we closed a transaction for the sale of substantially all of the assets of Sonora to Medical Imaging Holdings, Inc. for a cash payment of $8 million which is reported as assets held for sale on the Company’s Consolidated Balance Sheets as of September 30, 2009.

First Quarter Fiscal 2010 vs. First Quarter Fiscal 2009 Financial Results
Revenue was $2.7 million, a decrease of $.4 million compared to $3.1 million for the first quarter of 2009. The decrease in revenue for the first quarter of 2010 was due to a decrease of $.4 million in medical device products sales to $2.1 million. Reduced sales of the Company’s Lysonix™ Ultrasonic Assisted Liposuction, SonaStar® Ultrasonic Surgical Aspirator and Autosonix® Cutting and Coagulating System were partially offset by an increase in sales of the SonicOne® Wound Debridement System and Bone Scalpel™.
Net loss from continuing operations for the first quarter of 2010 was $1.2 million, or $.17 per share, compared to income from continuing operations of $108,000, or $.02 per share, for the first quarter of 2009. During the first fiscal quarter 2010, the Company sold all of its issued and outstanding share capital of Labcaire for an aggregate consideration consisting of (i) a cash payment of $3.6 million, (ii) a promissory note in the amount of $1 million payable over 4 years and (iii) commissions on certain Labcaire sales and licenses made through December 13, 2013 not to exceed $1 million in the aggregate. The Company reported a net loss for the first quarter of 2010, including the income from discontinued operations of $448,000, or $.06 per share of $776,000, or $.11 per share compared to net income of $320,000, or $.05 per share, for the first quarter of 2009.

At September 30, 2009, the Company had approximately $5.7 million in cash as compared to $3.4 million in cash as of June 30, 2009.
Commenting on Misonix’s financial and operating results, Michael A. McManus, Jr., President and Chief Executive Officer, said, “Our first quarter results showed the continuing effect of the difficult global economic conditions as both Misonix and its partners experienced slower sales. We believe our new product launches and new direct and indirect sales force organization will be successful in growing sales going forward. Our sales force enables us to better control both our sales and margin while also building the Misonix brand as a world leader in Ultrasonic surgical devices.
“Both the Bone Scalpel™ for spinal surgery and the SonicOne for wound cleansing and debridement are developing good traction in the market place. We believe the initiatives being implemented with our distribution partners will result in stronger growth for our products in both the cosmetic surgery and neuro surgery markets.
“The transactions we successfully completed over the past few months have created a more focused surgical company, with a stronger balance sheet. These steps, combined with the establishment of a new direct sales force and broad based international distribution, will be key contributors to our future growth.”
Conference Call/Webcast Information
Misonix management will host a conference call and webcast on Monday, November 16, 2009 at 4:30 pm ET to discuss the Company’s first quarter fiscal 2010 financial results.
The conference call will be broadcast live via the Investor Relations section of the Company’s Web site at www.misonix.com. Alternatively, participants may join the conference call by dialing (866) 711-8198 (domestic) or (617) 597-5327 (international) and entering access code 95855392, a few minutes before the start of the call.
For those unable to attend the live results broadcasts, a recording of the live-call will be available approximately 2 hours after the event through November 23, 2009. The dial-in number to listen to the recording is (888) 286-8010 or (617) 801-6888. The replay access code is 44023008. The call will also be archived on the Company’s website for at least 90 days.
About Misonix:
Misonix, Inc. (NASDAQ: MSON) designs, develops, manufactures and markets therapeutic ultrasonic medical devices and laboratory equipment. Misonix’s therapeutic ultrasonic platform is the basis for several innovative medical technologies. Addressing a combined market estimated to be in excess of $3 billion annually; Misonix’s proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company’s Web site at www.misonix.com.
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With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, and other factors discussed in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

MISONIX, INC. And Subsidiaries
Consolidated Balance Sheets

		Derived from
		Audited Financial
	Unaudited	Statements
	September 30, 2009	June 30, 2009
Assets
Current Assets:
Cash	$5,680,200	$3,415,813
Accounts receivable, less allowance for doubtful accounts of $378,543 and $334,399, respectively	2,291,613	3,301,551
Inventories, net	3,799,061	3,678,743
Deferred income taxes	1,014,262	762,429
Prepaid expenses and other current assets	740,012	715,589
Current assets of discontinued operations — Labcaire	0	5,460,052
Current assets held for sale — Sonora	3,526,543	3,659,383

Total current assets	17,051,691	20,993,560

Property, plant and equipment, net	546,489	588,191
Deferred income taxes	221,344	128,183
Goodwill	2,020,838	2,016,941
Other assets	1,558,571	757,551
Assets of discontinued operations — Labcaire	0	6,937,810
Assets held for sale — Sonora	3,717,198	3,741,170

Total assets	$25,116,131	$35,163,406

Liabilities and stockholders’ equity
Current liabilities:
Revolving credit facilities	$1,609,122	$2,633,059
Notes payable	132,031	261,485
Accounts payable	936,682	690,004
Accrued expenses and other current liabilities	655,254	807,691
Current maturities of capital lease obligations	13,769	13,523
Foreign income taxes payable	37,459	10,363
Current liabilities of discontinued operations — Labcaire	0	8,097,279
Current liabilities related to assets held for sale — Sonora	674,751	712,256

Total current liabilities	4,059,068	13,225,660

Capital lease obligations	24,161	27,716
Deferred income taxes	405,776	405,776
Deferred income	195,129	201,207
Deferred lease liability	28,956	38,607
Liabilities related to assets held for sale — Sonora	253,930	280,652

Total liabilities	4,967,020	14,179,618

Commitments and contingencies

Stockholders’ equity:
Misonix, Inc. stockholders equity:
Capital stock, $0.01 par value — shares authorized 20,000,000; 7,079,169 issued, and 7,001,369 outstanding, respectively	70,792	70,792
Additional paid-in capital	25,284,215	25,251,412
Accumulated deficit	(4,600,393)	(3,824,003)
Accumulated other comprehensive loss	(467,658)	(348,936)
Treasury stock, 77,800 shares	(412,424)	(412,424)

Total Misonix, Inc. stockholders’ equity	19,874,532	20,736,841
Noncontrolling interests	274,579	246,947

Total stockholders’ equity	20,149,111	20,983,788

Total liabilities and stockholders’ equity	$25,116,131	$35,163,406

MISONIX, INC. And Subsidiaries
Consolidated Statements of Operations

	Unaudited
	Three Months Ended
	September 30,
	2009	2008
Net sales	$2,746,684	$3,143,199

Cost of goods sold	1,624,543	1,913,674

Gross profit	1,122,141	1,229,525

Selling expenses	949,413	798,326
General and administrative expenses	1,345,256	1,503,601
Research and development expenses	422,469	320,632

Total operating expenses	2,717,138	2,622,559

Operating loss from continuing operations	(1,594,997)	(1,393,034)

Total other income	152,727	1,650,056

(Loss) income from continuing operations before income taxes	(1,442,270)	257,022

Income tax (benefit) provision	(245,764)	149,436

Net (loss) income from continuing operations	(1,196,506)	107,586

Discontinued operations:
Net income from discontinued operations, net of tax of $0 and $85,901 — Ultrasonics	0	118,624
Net income from discontinued operations, net of tax of $32,429 and $33,329 — Sonora	128,987	46,026
Net income from discontinued operations, net of tax of $437,968 and $25,850 — Labcaire	514,477	60,316
Net loss on sale of Labcaire, inclusive of a tax benefit of $100,163	(195,716)	0

Net income from discontinued operations	447,748	224,966

Net (loss) income	($748,758)	$332,552
Net income attributable to noncontrolling interests	$27,632	$12,550

Net (loss) income attributable to Misonix, Inc. shareholders	($776,390)	$320,002

(Loss) income per share-basic from continuing operations	($0.17)	$0.02
Income per share-basic from discontinued operations	0.06	0.03
Net (loss) income per share-basic	($0.11)	$0.05

Loss per share-diluted from continuing operations	($0.17)	$0.02
Income per share-diluted from discontinued operations	0.06	0.03
Net (loss) income per share-diluted	($0.11)	$0.05

Weighted average common shares-basic	7,001,369	7,001,369

Weighted average common shares-diluted	7,001,369	7,031,953

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